Exhibit 23.5

DeGolyer and MacNaughton

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

February 20, 2007

Nexen Inc.

801-7th Avenue S.W.

Calgary, AB

T2P 3P7

Gentlemen:

We hereby consent to references to our firm relating to the evaluation of certain oil and gas properties of Nexen Inc. (the “Company”) contained in the section entitled “Oil and Gas Accounting – Reserves Determination” within “Critical Accounting Estimates” as set out in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Very truly yours,

/s/ DEGOLYER AND MACNAUGHTON
DeGOLYER AND MacNAUGHTON